CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 filed pursuant to Rule 462(b) by reference to the registration statement on Form N-2 (File No. 333-185483), of our report dated February 19, 2013, relating to the financial statement of Cohen & Steers MLP Income and Energy Opportunity Fund, Inc. as of February 8, 2013, which appears in such Registration Statement. We also consent to the reference to us under the heading “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York

March 25, 2013